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                      AMENDMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF DECEMBER 22, 1994
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST
                         PIONEER FUNDS DISTRIBUTOR, INC.

                                       AND

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY


WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc. entered into a Participation Agreement on December 22, 1994; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that Schedule 1 to the Participation Agreement is amended to read in its entirety as follows:


                                   SCHEDULE 1

CONTRACTS FUNDED BY SEPARATE ACCOUNT

Allmerica Accumulator
333-87105
811-8114

Agency C-Shares
333-38276
811-8114

Fund Quest
333-90545
811-8114

Allmerica Value Generation (Annuity Scout)
333-87105
811-8114

ExecAnnuity Plus
33-71052
811-8114


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Allmerica Advantage
33-71052
811-8114

Delaware Medallion
33-71054
811-8114

Pioneer Vision(SM) & Pioneer Vision(SM) 2
33-86664
811-8872

Pioneer C-VisionSM
333-64833
811-8872

Pioneer No-Load
333-90537
811-8872

Allmerica VUL 2001
333-64162
811-10433

VUL 2001 Survivorship
(pending)
811-10433

Allmerica Select Acclaim (Secondary)
(pending)

Allmerica Select Charter (C-Shares)
333-63087
811-8116

Allmerica Select Resource
33-71058
811-8116

Allmerica Select Reward (Bonus)
333-54070
811-8116

Allmerica Immediate Advantage
333-81859
811-8114


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                                   SCHEDULE 2

SEPARATE ACCOUNTS

Separate Account VA-P
of First Allmerica Financial Life Insurance Company

Separate Account VA-K
of First Allmerica Financial Life Insurance Company

Separate Account IMO
of First Allmerica Financial Life Insurance Company

Allmerica Select Separate Account
of First Allmerica Financial Life Insurance Company















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All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2001.



                        FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                        By:
                                 ------------------------------------
                        Name:    Richard M. Reilly
                        Title:   Vice President



                        PIONEER VARIABLE CONTRACTS TRUST

                        By:
                                 ------------------------------------
                        Name:
                        Title:



                        PIONEER FUNDS DISTRIBUTOR, INC.

                        By:
                                 ------------------------------------
                        Name:
                        Title:



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